Exhibit 99.1

Joshua Kobza Appointed CEO of Restaurant Brands International

Toronto, Ontario – February 14, 2023 – The Board of Directors of Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP) has appointed Joshua Kobza as the company’s Chief Executive Officer (CEO) effective March 1, 2023, as part of its ongoing succession planning process.

Mr. Kobza has held increasingly senior roles with the company over the last 11 years, including Chief Financial Officer (2013-2018), Chief Technology Officer and Development Officer (2018-2019) and Chief Operating Officer (2019-2023), including accountability for strategy, technology, human resources, global procurement, supply chain and international development. Mr. Kobza was integral to the acquisitions of Tim Hortons in 2014, Popeyes in 2017 and Firehouse Subs in 2021.

Mr. Kobza will undertake his new role reporting to, and working together with, Patrick Doyle, a well-known industry veteran and Executive Chairman of RBI. José Cil will remain with the company for one year as an advisor and assist in the transition.

“Over the past several years, the Board of Directors has worked with management to build a thoughtful succession plan for key positions, so this is a natural transition for Josh to lead our next phase of growth. Personally, I’m motivated to work with and help such a talented person like Josh as he steps into this new leadership position,” said Patrick Doyle.

“On behalf of the Board of Directors, I want to thank José for his unwavering dedication and passion for growing our restaurant brands and for the progress we have made, most recently evidenced by our latest quarterly results. José has been an exceptional partner and friend and he has all of our thanks and support as he becomes a valued strategic advisor to the company,” concluded Mr. Doyle.

“We’ve made great progress over the past few years and I’m very proud of the team we have built at RBI. I’ve worked closely with Josh for many years and I am looking forward to supporting him through this transition as we work to accelerate our business further,” added José Cil.

“I am excited to lead the company and work closely with our business Presidents to put our franchisees at the center of our success and accelerate the growth we know our brands are capable of,” said Josh Kobza.

Contacts

Investors: investor@rbi.com

Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with over $35 billion in annual system-wide sales and approximately 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations and belief regarding its ability to accelerate growth; and its expectations and belief regarding its ability to ensure a smooth transition in connection with the new leadership changes. Other than as required under U.S. federal securities laws or Canadian securities laws, RBI undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof.

The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model, including as a result of current and future legislation, regulations and interpretations relating to joint employer status and other labor matters; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine, and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.